SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report.................November 10, 2004

Date of Earliest
Event Reported...............November 8, 2004

0-17893
(Commission File Number)

TELTRONICS, INC.
(Exact Name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

59-2937938
(I.R.S. Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA 34243
(Address of principal executive offices, including zip code)

(941) 753-5000
(Registrant's telephone number, including area code)

ITEM 5.02 (c)  APPOINTMENT OF PRINCIPAL OFFICERS.

On November 8, 2004, Russell R. Lee III joined Teltronics, Inc. as Vice President of Finance and Chief Financial Officer. Mr. Lee, who holds a Bachelor Degree of Business Administration in Accounting from the University of Toledo, is a Certified Public Accountant licensed in Florida and Ohio, and has more than thirty (30) years' experience in business and finance.

Prior to joining Teltronics, Mr. Lee was with SinoFresh HealthCare, Inc., a publicly traded developer and marketer of antiseptic solutions for respiratory problems. Mr. Lee joined SinoFresh in 2003 and served most recently as its Chief Financial Officer and Secretary.

Prior to joining SinoFresh, Mr. Lee served as Executive Vice President of Finance for Esprix Technologies, LLP. Esprix is a privately-held international fine and specialty chemical company that supplies high technology materials into the automotive, pharmaceutical, electronic and digital imaging industries.

From 1990 to 1998, Mr. Lee served as Corporate Controller, and then Treasurer/Chief Financial Officer of Gencor Industries, Inc., a publicly-held, international manufacturer of processing equipment. Mr. Lee was appointed to the Board of Directors of Gencor in 2004 and currently serves as Chairman of the company's audit committee.

Prior to his private industry experience, Mr. Lee was a Senior Audit Manager in the Ernst & Young organization in both Ohio and Florida.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

                (a)     Not applicable.

                (b)     Not applicable.

                (c)     Not applicable.

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SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on behalf of the undersigned thereunto duly authorized.

TELTRONICS, INC. (Registrant)
/s/ Ewen R. Cameron Ewen R. Cameron President and CEO

Dated: November 10, 2004

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